CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Bourbon Bancshares, Inc., of our report dated January 15, 1999 on the consolidated financial statements of Bourbon Bancshares, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 as included in the registrant's annual report on Form 10-K.


/s/Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP

Lexington, Kentucky
December 14, 1999